UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2019

NUTRALIFE BIOSCIENCES, INC
(Exact name of registrant as specified in its charter)

Florida	000-55144	46-1482900
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6601 Lyons Road, Suite L-6 Coconut Creek, FL 33073

(Address of Principal Executive Office) (Zip Code)

Telephone 888-509-8901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1. Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2019, NutraLife Biosciences, Inc. a Florida corporation (“NutraLife”), entered into an agreement (the “Agreement”) with Orlando Pharmacy Inc., a Florida corporation (the “Pharmacy”) whereby NutraLife granted a limited exclusive license to the Pharmacy for a unique process for a delivery system to deliver testosterone into the human body using an oral spray.

Under the terms of the Agreement, the Pharmacy is obligated to pay royalties to NutraLife of sixty-six and two thirds percent (66 2/3%) of its net sales of the Product within fifteen (15) days after the close of each calendar month.

The Agreement has a term of five (5) years unless earlier terminated. The Agreement will automatically terminate:

(a)	upon the Pharmacy’s failure to use best efforts to market the product;

(b)	Within three (3) months after execution, if the Pharmacy fails to have net revenues of at least $10,000 from the sale of the Product;

(c)	Within one year after execution, if the Pharmacy fails to have net revenues of at least $500,000 from the sale of the Product;

(d)	Within two years after execution, if the Pharmacy fails to have net revenues of at least $2,000,000 from the sale of the Product;

(e)	Within three years after execution, if the Pharmacy fails to have net revenues of at least $3,000,000 from the sale of the Product;

(f)	Within four years after execution, if the Pharmacy fails to have net revenues of at least $4,000,000 from the sale of the Product; or

(g)	Within five years after execution, if the Pharmacy fails to have net revenues of at least $5,000,000 from the sale of the Product.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.25 to this report and incorporated herein by reference.

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Forward Looking Statements

This Form 8-K contains statements of a forward-looking nature concerning NutraLife BioSciences, Inc. (the “Company”). These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words or phrases such as “may,” “will,” “except,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “future” or other similar expressions. The Company has based these forward-looking statements largely on the Company’s current expectations and projections about future events and financial trends that the Company believes may affect the Company’s financial condition, results of operations, business strategy, and financial needs. There is no assurance that the Company’s current expectations and projections are accurate. All forward-looking statements in this press release are based on information available to the Company on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission on April 17, 2018. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time, and it is impossible for the Company’s management to predict all risk factors, nor can the Company assess the impact of all factors on Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit

10.25	Agreement between Orlando Pharmacy & NutraLife BioSciences, Inc. dated March 10, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2019	By:	/s/ Edgar Ward
Edgar Ward Chief Executive Officer

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